Exhibit 99.1

Moleculin Reports Second Quarter 2023 Financial Results

– Ongoing progress across ongoing clinical development programs with growing body of positive preclinical and clinical data

– Released Clinical Trial Update press release yesterday providing the quarter’s update on its clinical activities

– Company to host conference call and webcast today at 8:30 AM ET

HOUSTON, August 11, 2023 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses, today reported its financial results for the quarter ended June 30, 2023. As previously announced, the Company will host a conference call and live audio webcast, today, August 11, 2023, at 8:30 AM ET (details below).

“We have continued our operational execution and clinical progress over the past quarter,” commented Walter Klemp, Chairman and Chief Executive Officer of Moleculin. “We remain focused advancing our priority pipeline programs to key data milestones in the near term. We firmly believe we are well positioned not only to unlock significant potential for all stakeholders but, importantly, address the medical unmet needs of people with highly resistant cancers and viruses.”

Recent Highlights

●	Released yesterday a press release Moleculin Provides Update on Ongoing Clinical Trials and Outlines Expected Upcoming Milestones providing an update on its clinical update for the quarter:
o

Reported preliminary efficacy data on its Phase 1B/2 clinical trial with Annamycin in monotherapy treatment of soft tissue sarcoma metastasized to the lungs with 73% (n=26) of the subjects exhibiting stable disease after two cycles of treatment

o

Announced successful completion of the Phase 1B portion of its Phase 1B/2 clinical trial Annamycin in combination with Cytarabine for the treatment of AML (MB-106) and opens the Phase 2 portion for recruitment

o	Announced a preliminary CR/CRi rate of 33% (n=6) in the Phase 1B portion of its MB-106 clinical trial
●	Announced that the Company is investigating potential naked short selling of its stock and has retained well-known analytics firm, Shareholder Intelligence Services, LLC; and
●

Announced the publication of data from successful European Phase 1 clinical trial evaluating Annamycin as single agent treatment of relapsed or refractory acute myeloid leukemia titled, “Results of a Phase 1 Study of Liposomal Annamycin for the Treatment of Relapsed or Refractory AML Patients After Induction Therapy,” in the peer-reviewed British Journal of Cancer Research.

Summary of Financial Results for the Second Quarter 2023

Research and development (R&D) expense was $3.9 million and $4.2 million for the three months ended June 30, 2023 and 2022, respectively. The decrease of $0.3 million is mainly related to the timing of costs incurred for clinical trials and timing of sponsored research payments.

General and administrative expense was $2.5 million and $3.2 million for the three months ended June 30, 2023 and 2022, respectively. The decrease of $0.7 million is mainly related to a decrease in regulatory and legal services, and consulting & advisory fees.

As of June 30, 2023, the Company had cash and cash equivalents of $32.2 million and believes that this cash is sufficient to meet its projected operating requirements into the third quarter of 2024.

Conference Call and Webcast

Moleculin management will host its quarterly conference call and webcast for investors, analysts, and other interested parties today, August 11, 2023, at 8:30 AM ET.

Interested participants and investors may access the conference call by dialing (877) 407-0832 (domestic) or (201) 689-8433 (international) and referencing the Moleculin Biotech Conference Call. The live webcast will be accessible on the Events page of the Investors section of the Moleculin website, moleculin.com, and will be archived for 90 days.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses. The Company’s lead program, Annamycin is a next-generation anthracycline designed to avoid multidrug resistance mechanisms with little to no cardiotoxicity. Annamycin is currently in development for the treatment of relapsed or refractory acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of COVID-19 and other viruses, as well as cancer indications including brain tumors, pancreatic and other cancers.

For more information about the Company, please visit www.moleculin.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the Company's forecasted cash burn rate (including its estimate of cash sufficient to meet its projected operating requirements). Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

MBRX@jtcir.com

Moleculin Biotech, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)	June 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$32,172	$43,145
Prepaid expenses and other current assets	3,208	2,451
Total current assets	35,380	45,596
Furniture and equipment, net	229	275
Intangible assets	11,148	11,148
Operating lease right-of-use asset	358	403
Total assets	$47,115	$57,422

Current liabilities:
Accounts payable and accrued expenses and other current liabilities	$6,554	$4,819
Total current liabilities	6,554	4,819
Operating lease liability - long-term, net of current portion	291	335
Warrant liability - long term	2	77
Total liabilities	6,847	5,231
Total stockholders' equity	40,268	52,191
Total liabilities and stockholders' equity	$47,115	$57,422

Unaudited Condensed Consolidated Statements of Operations
	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except share and per share amounts)	2023	2022	2023	2022
Revenues	$-	$-	$-	$-
Operating expenses:
Research and development	3,888	4,204	9,576	8,824
General and administrative and depreciation and amortization	2,523	3,230	5,190	5,683
Total operating expenses	6,411	7,434	14,766	14,507
Loss from operations	(6,411)	(7,434)	(14,766)	(14,507)
Other income:
Gain from change in fair value of warrant liability	36	603	75	763
Other income, net	9	15	17	20
Interest income, net	390	39	783	80
Net loss	$(5,976)	$(6,777)	$(13,891)	$(13,644)

Net loss per common share - basic and diluted	$(0.20)	$(0.24)	$(0.48)	$(0.48)
Weighted average common shares outstanding - basic and diluted	29,688,862	28,583,014	29,222,012	28,580,689